EXHIBIT 2

AGREEMENT AND PLAN OF REORGANIZATION

See the Agreement and Plan of Reorganization, dated as of February 27, 2002, by and among ChoiceTel Communications, Inc., CC Merger Corp. and Sontra Medical, Inc., incorporated by reference herein to the Form 8-K filed by the Company on March 5, 2002, File No. 000-23017.